UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008

UNITED CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10104	04-2294493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Park Place, Great Neck, New York		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 466-6464

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 11, 2008, the Board of Directors of United Capital Corp. (the “Company”) received a letter from A.F. Petrocelli, Chairman, President and CEO, proposing to acquire all of the Company’s outstanding common stock for $23.00 per share in cash, representing a 17.7% premium over the average closing price of the Company's common stock for the last five trading days, prior to the announcement. According to the proposal letter, Petrocelli’s offer is not subject to financing.  The total value of the transaction, including the contribution of Mr. Petrocelli’s equity as well as the equity contribution of certain of his family members and certain senior executives of the Company is expected to exceed $270 million, including the assumption of the Company’s outstanding indebtedness.

The Company’s Board of Directors has established a Special Committee of independent directors to review the proposal. The Special Committee is in the process of hiring legal and financial advisors to advise it in its review of this proposal.

Item 9.01 Financial Statements and Exhibits.

No. Exhibit

99.1 Press Release dated July 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2008	UNITED CAPITAL CORP.

	By:	/s/ Anthony J. Miceli
		Name:	Anthony J. Miceli
		Title:	Vice President, Chief Financial Officer and Secretary